Exhibit 10.5

PHINIA INC.
2023 STOCK INCENTIVE PLAN

Stock Unit Award Agreement – Non-U.S. Employees

PHINIA Inc., a Delaware corporation (the “Company”), hereby awards to the employee indicated below (the “Employee”) a Stock Unit Award (the “Award”) under the PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”), as specified below, effective as of the Grant Date, according to the terms and conditions of this Stock Unit Award Agreement (this “Agreement”) and the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

Grant Information:
Employee Name: [_________________]
Grant Date: [___________________]
Number of Stock Units Awarded: [________] Stock Units

Each Stock Unit represents a contingent right to receive one Share (or a cash payment equivalent to the value of one Share) upon satisfaction of the conditions in this Agreement and the Plan.
Terms and Conditions:

1.Vesting of Stock Units. Subject to the terms and conditions of this Agreement and to the provisions of the Plan, the Stock Units shall vest in accordance with the following schedule, provided that the Employee remains continuously employed by or in the service of the Company or an Affiliate through the applicable vesting date (each date set forth below, a “Vesting Date”):

Vesting Date                Vested Percentage

[____________]              33 1/3% of the Stock Units

[____________]             33 1/3% of the Stock Units

     [____________]             Remainder of the Stock Units

    Notwithstanding the foregoing, if the application of the above vesting schedule would result in the vesting of a fractional Stock Unit, then the number of Stock Units that vest on such date shall be rounded down to the nearest whole number.

2.Tracking and Settlement of Award.

(a)Bookkeeping Account. On the Grant Date, the Company shall credit the Employee’s Stock Units to a Stock Unit account established and maintained for the Employee on the

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books of the Company. The account shall constitute the record of the Stock Units awarded to the Employee under this Agreement, is solely for accounting purposes, and shall not require a segregation of any Company assets.

(b)Issuance of Shares or Cash Payment. The Company shall deliver Shares to the Employee in settlement of the Stock Units awarded by this Agreement equal to the number of the Employee's vested Stock Units (including any additional Stock Units acquired as a result of dividend equivalents that have vested). Such delivery of Shares shall be made to the Employee as soon as practicable on or after the applicable Vesting Date set forth in Section 1 with respect to such Stock Units (and related dividend equivalents), but in no event later than December 31 of the year in which such Vesting Date occurs.

3.Termination of Employment. Except as otherwise provided in this Section 3 or Section 4 or as otherwise determined by the Committee in its sole discretion, the Employee shall forfeit the Stock Units that are unvested as of the effective date of the Employee’s Termination of Employment. For purposes of this Agreement (including for purposes of the Retirement definition), “Termination of Employment” shall mean the termination of the Employee’s employment by and service to the Company and its Affiliates. Notwithstanding the foregoing, except as otherwise determined by the Committee, in its sole discretion, at the time of the Employee’s Termination of Employment, Sections 3(a)-(c) below shall apply, to the extent applicable. In each case, Stock Units that vest pursuant to this Section 3 shall be paid at the time provided for in Section 2(b).

(a)Death or Disability. If the Employee’s Termination of Employment occurs on or after the first anniversary of the Grant Date and is due to the Employee’s death or Disability, then all the unvested Stock Units shall immediately vest.

(b)Retirement. If the Employee’s Termination of Employment is due to Retirement occurring on or after the first anniversary of the Grant Date and not related to a Termination of Employment for Cause, and the Employee has provided the Company with at least six months’ advance written notice, then, upon such Termination of Employment, a pro rata portion of the unvested Stock Units shall vest. The pro rata portion of the unvested Stock Units eligible to vest shall be determined by subtracting (1) the number of Stock Units that have previously vested, if any, from (2) the product of the total number of Stock Units multiplied by a fraction, the numerator of which is the number of whole months during which the Employee was employed from the Grant Date to the date of such Termination of Employment and the denominator of which is the number of full months covered by the vesting period set forth in Section 1.

(c)Effective Date of Termination of Employment. For purposes of this Agreement, any Termination of Employment shall be effective as of the earlier of (1) the date that the Company receives the Employee’s notice of resignation of employment (except in the case of advance written notice of Retirement, in which case the date for purposes of this clause (1) shall be the Retirement date provided in the notice), or (2) the date that the Employee ceases to be employed or provide services. In connection with the foregoing, the applicable termination date shall not be extended by any notice period mandated under local law (e.g., “garden leave” or similar period pursuant to local law).

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1.Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 16 of the Plan or as set forth in the Employee’s Change of Control Employment Agreement (if applicable), provided, however, that for purposes of Section 16.1(a)(5) of the Plan, the Employee will be considered to have terminated the Employee’s employment or service for “good reason” if the Employee’s termination either (a) meets the requirements set forth in Exhibit A attached to this Agreement or (b) constitutes a “good reason” termination under the Employee’s employment, retention, change in control, severance or similar agreement with the successor, purchaser, the Company, or any affiliate thereof, if any.
2.Stockholder Rights; Dividend Equivalents.

(a)No Stockholder Rights. Prior to the actual delivery of Shares to the Employee in settlement of the Stock Units awarded and vested hereunder (if any), the Employee shall have no rights as a stockholder with respect to the Stock Units or any underlying Shares, including but not limited to voting or dividend rights.
(b)Dividend Equivalents. If the Company pays any cash dividend in respect of Shares after the Grant Date and before the Stock Units are settled in accordance with Section 2(b) of this Agreement, the Employee’s Stock Unit account shall be credited with an additional number of Stock Units determined by multiplying (i) the number of Stock Units that are unvested as of the dividend record date by (ii) the cash dividend paid on each Share, dividing the result of such multiplication by (iii) the Fair Market Value of a Share on the dividend payment date, and (iv) rounding the result to the nearest whole number. Credits shall be made effective as of the date of the cash dividend in respect of Shares. Dividend equivalents credited to the Employee’s account shall be subject to the same restrictions as the Stock Units in respect of which the dividends were credited, including, without limitation, the vesting conditions and distribution provisions contained herein.

3.Withholding. Regardless of any action the Company and/or the affiliate that employs the Employee (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and the Company and the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Units, including the grant of the Stock Units, the vesting of the Stock Units, the subsequent sale of any Shares delivered in settlement of the Stock Units and the receipt of any dividends or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Employee’s liability for Tax-Related Items.

To the extent that the Company is required to withhold any Tax-Related Items in connection with the vesting or settlement of the Stock Units, or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Employee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If the Employee’s benefit is to be received in the form of Shares, then the Company will withhold a number of Shares having a value equal to the amount required to be withheld. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in

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the Employee’s income. The market value of the Shares to be withheld pursuant to this Section 6 to satisfy applicable withholding taxes or other amounts will equal the minimum amount of taxes required to be withheld.

If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Company, the Employer or another subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this grant of Stock Units, the Employee expressly consents to the withholding of Shares as provided for hereunder. All other Tax-Related Items related to the Stock Units and any Shares delivered in settlement thereof are the Employee’s sole responsibility.

4.Acquisition of Shares for Investment Purposes Only. By accepting this Award, the Employee hereby agrees with the Company as follows:
(a)The Employee is acquiring the Shares covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;
(b)If any of the Shares covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and
(c)The Company shall have the authority to include stop-transfer orders, legends or other restrictions relating to the Shares covered by this Award referring to the foregoing.

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5.Clawback; Recoupment. The Employee acknowledges and agrees that the terms and conditions set forth in the PHINIA Inc. Compensation Recovery Policy (as amended and restated from time to time, the “Clawback Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy is applicable to the Employee, it may create additional rights for the Company with respect to the Employee’s Stock Units and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Employee by the Company. Notwithstanding any provisions in this Agreement to the contrary, any equity compensation awards granted under the Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Employee to the Company to the extent the Employee is, or in the future becomes, subject to (a) any Company clawback or recoupment policy, including the Clawback Policy, and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting this Award under the Plan and pursuant to this Agreement, the Employee consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Employee is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup this Award, any gains or earnings related to this Award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Employee of any such amounts, including from the Employee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

6.Miscellaneous.
(a)Non-transferability. Neither the Stock Units nor this Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company or the Plan, and neither the Stock Units nor this Award shall be subject to execution, attachment or similar process. In addition, by accepting this Award, the Employee agrees not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.
(b)Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Employee or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at Employee’s address in the Company’s records or such other address as Employee may designate in writing to the Company, or to the Attention: Executive Compensation, PHINIA Inc., at its corporate headquarters or such other address as the

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Company may designate in writing to the Employee. Notice also may be given under this Agreement to the Employee by the Company by electronic means, including e-mail or through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(c)Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
(d)Governing Law. The Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.
(e)Provisions of the Plan and Other Agreements. This Award is granted pursuant to the Plan, and this Award and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference, expressly cited herein or otherwise. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate with respect to the administration of the Plan and this Agreement, all of which shall be binding upon the Employee. To the extent applicable, this Award is also subject to all of the applicable terms and provisions set forth in the Employee’s Change of Control Employment Agreement. If there is any conflict between the terms of this Agreement and the terms of the Plan, other than with respect to any provisions relating to Termination of Employment or Change in Control, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement to the minimum extent necessary to resolve the conflict. Notwithstanding any terms of the Plan to the contrary, the termination provisions of Section 3 and the change in control provisions of Section 4 of this Agreement control. If there is any conflict between the terms of this Agreement and the terms of the Change of Control Employment Agreement, the terms of the Change of Control Employment Agreement shall apply.
(f)Section 16 Compliance. To the extent necessary to comply with, or to avoid disgorgement of profits under the short-swing profit rules of, Section 16 of the Exchange Act, the Employee shall not sell or otherwise dispose of any Shares issued in settlement of the Stock Units.
(g)Code Section 409A. For purposes of clarity and notwithstanding anything in the contrary set forth in the Plan, to the extent applicable, this Award is intended to comply with Section 409A of the Code and the regulations thereunder and shall be administered and interpreted in a manner consistent with such intent. If the Employee is a “specified employee” within the meaning of Section 409A of the Code at the time of the Employee’s separation from service, then, to the extent required by Section 409A of the Code, any payment made to the Employee as a result of such separation from service shall be delayed until the first day of the seventh month following the month in which such separation from service occurs, or, if earlier, the date of the Employee’s death.
(h)No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere

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in any way with the right of the Company and/or the Employer to terminate the employment of the Employee at any time.
(i)Discretionary Nature of Plan; No Right to Additional Awards. The Employee acknowledges and agrees that the Plan is established voluntarily by the Company, is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, unless otherwise provided in the Plan or this Agreement. The grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive an additional award under the Plan or benefits in lieu of an additional award under the Plan, even if Awards have been granted repeatedly in the past. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Shares subject to an award, and the vesting provisions of an award. The Employee is voluntarily participating in the Plan, and the future value of the underlying Shares is unknown and cannot be predicted with certainty. Furthermore, in consideration of the grant of the Award, no claim or entitlement or damages shall arise from forfeiture or termination of the Award or diminution in value of the Award or the Shares resulting from the Employee’s termination of employment (for any reason whatsoever and whether or not in breach of local labor laws, except if and only as otherwise expressly provided for in the Non-U.S. Addendum (as defined below).
(j)Termination Indemnities. The value of this Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, this Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.
(k)Acceptance of Award. By accepting this Award, the Employee agrees and is deemed to accept all the terms and conditions of this Award, as set forth in this Agreement and in the Plan.
(l)Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.
(l)Amendment of this Agreement. Except as otherwise provided in the Plan, the Company and the Employee may amend this Agreement only by a written instrument signed by both parties.

(m)Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one agreement.

(n)Entire Agreement; Headings. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

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(o)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(p)Private Placement. The grant of the Stock Units outside of the United States is not intended to be a public offering of securities in the Employee’s country of residence (or country of employment, if different) but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Stock Units is not subject to the supervision of the local securities authorities.
(q)Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company and the Employer hereby notify the Employee of the following in relation to the Employee’s personal data and the collection, use, processing and transfer of such data in relation to the Company’s grant of this Award and the Employee’s participation in the Plan. The collection, use, processing and transfer of the Employee’s personal data is necessary for the Company’s administration of the Plan and the Employee’s participation in the Plan. The Employee’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Employee’s participation in the Plan. As such, the Employee voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.
The Company and the Employer hold certain personal information about the Employee, including name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Units, or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Employee or collected, where lawful, from third parties, and the Company and the Employer each will process the Data for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Employee’s participation in the Plan.
The Company and the Employer each will transfer Data internally as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and the Company and the Employer each may further transfer

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Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the United States or elsewhere, and the Employee understands that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Employee’s behalf by a broker or other third party with whom the Employee may elect to deposit any Shares acquired pursuant to the Plan.
The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. The Employee understands, however, that refusing or withdrawing the Employee’s consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that the Employee may contact the Employee’s local human resources representative.
(r)EU Age Discrimination. For purposes of this Agreement, if the Employee is a local national of and employed in a country that is a member of the European Union, the grant of the Stock Units and the terms and conditions governing the Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of this Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(s)Repatriation; Compliance with Laws. The Employee agrees, as a condition of the grant of the Stock Units, to repatriate all Shares and/or payments attributable to the Stock Units and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents, and any proceeds derived from the sale of the Shares delivered in settlement of the Stock Units) in accordance with all foreign exchange rules and regulations applicable to the Employee. In addition, the Employee also agrees to take any and all actions, and consents to any and all actions taken by the Company and its subsidiaries and Affiliates, as may be required to allow the Company and its subsidiaries and Affiliates to comply with all applicable laws, rules and regulations relating to the grant of the Award and the issuance of the Shares upon vesting. Finally, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal legal and tax obligations under all applicable laws, rules and regulations.

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(t)English Language. The Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted with respect to the Stock Units, be drawn up in English. If the Employee has received this Agreement, the Plan or any other documents related to the Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(u)Additional Requirements. The Company reserves the right to impose other requirements on the Stock Units, any Shares acquired pursuant to the Stock Units, and the Employee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Stock Units and the Plan. Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(v)Non-U.S. Addendum. Notwithstanding any provisions herein to the contrary, the Stock Units shall be subject to any special terms and conditions for the Employee’s country of residence (and country of employment, if different), as may be set forth in the addendum attached as Appendix A to this Agreement (the “Non-U.S. Addendum”). Further, if the Employee transfers the Employee’s residence and/or employment to another country reflected in the Non-U.S. Addendum, the special terms and conditions for such country will apply to the Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer). In all circumstances, the Non-U.S. Addendum shall constitute part of this Agreement.

*    *    *    *    *

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IN WITNESS WHEREOF, PHINIA INC. and the Employee have executed this Agreement to be effective as of the date first written above.

PHINIA INC.

By:     Brady D. Ericson

Title: Chief Executive Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement, the Non-U.S. Addendum and the Plan. I agree to be bound by all of the provisions set forth in this Agreement, the Non-U.S. Addendum and the Plan.

_______________________        ______________________
Date        Employee

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Exhibit A
To Stock Unit Award Agreement

Definition of “Good Reason”

For purposes of Section 4 of the Agreement, the Employee will be treated as having terminated the Employee’s employment for “good reason” if, after a Change in Control, the Employee terminates employment after any of the following events occurs:

a)the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, office, title and reporting requirements), authority, duties or responsibilities as of the date of the Change in Control or any higher position, authority, duties or responsibilities assigned to the Employee after the date of the Change in Control, or any other diminution in the Employee’s position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company and/or the Employer within 30 days after receipt of notice thereof given by the Employee; or

b)any failure by the Company and/or the Employer to:

1.pay the Employee an annual base salary at least equal to twelve times the highest monthly base salary paid or payable, including any monthly base salary which has been earned but deferred, to the Employee by the Company and/or the Employer in respect of the twelve-month period immediately preceding the month in which the Change in Control occurs; or

2.provide the Employee, for each fiscal year ending prior to the second anniversary of the effective date of the Change in Control, an annual bonus opportunity at least equal to the bonus opportunity in effect for the Employee under the Company’s Management Incentive Bonus Plan, or any comparable annual bonus under any predecessor or successor plan, immediately prior to the Change in Control, in either case, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company and/or the Employer within 30 days after receipt of notice thereof given by the Employee; or

c)the Company and/or the Employer requiring the Employee, without the Employee’s consent, to:
1.be based at any office or location that is more than 35 miles from the location where the Employee was employed immediately preceding the date of the Change in Control; or
2.travel on Company business to a substantially greater extent than required immediately prior to the date of the Change in Control.

For purposes of this Exhibit A, any good faith determination of “good reason” made by the Employee shall be conclusive.

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APPENDIX A
NON-U.S. ADDENDUM
Additional Terms and Conditions for Grant of Stock Units
Under the PHINIA Inc. 2023 Stock Incentive Plan
February 2024
Terms and Conditions
This Appendix A (this “Non-U.S. Addendum”) includes additional terms and conditions that govern the stock units (the “Stock Units”) granted to you under the PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”) if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Non-U.S. Addendum have the meanings set forth in the Plan and/or your award agreement that relates to the Stock Units (the “Agreement”). By accepting the Stock Units, you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Agreement, and the terms of any other document that may apply to you or the Stock Units.
Notifications
This Non-U.S. Addendum also includes information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of February 2024. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information in this Non-U.S. Addendum as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the Stock Units vest or you sell Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and PHINIA Inc. (the “Company”) is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, if you transferred employment after the Stock Units were granted to you, or if you are considered a resident of another country for local law purposes, the information contained herein may not apply.
COUNTRIES COVERED BY THIS NON-U.S. ADDENDUM:
Germany, the Republic of Korea, and the United Kingdom.

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GERMANY
Terms and Conditions
There are no country-specific terms and conditions.
Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.
Data Privacy. Please consult the notice addressing the EU General Data Protection Regulation, which is attached hereto as Addendum 1 and which replaces Section 9(q) of the Agreement.

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THE REPUBLIC OF KOREA
Terms and Conditions
There are no country-specific terms and conditions.
Notifications
Tax Reporting. If you hold financial accounts outside of South Korea (i.e., non-Korean bank accounts, brokerage accounts, etc.) that have monthly balances that exceed 500 million won (or the local currency equivalent) on any month-end date during a calendar year, you must report such accounts to the Korean tax authorities in June of the year immediately following the year in which the 500 million threshold is exceeded. Significant penalties can be assessed if these reports are not timely filed.

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THE UNITED KINGDOM
Terms and Conditions
Retirement. For purposes of Section 3(b) of the Agreement, “Retirement” shall only have the meaning set forth in Section 2.29(b) of the Plan.
Withholding. Section 6 of the Agreement is hereby amended and replaced in its entirety to read as follows:
“6.    Withholding. Regardless of any action the Company and/or the affiliate that employs the Employee (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social security, payroll tax, payment on account or other tax-related withholding, including, without limitation, United Kingdom income tax and primary class 1 (employee’s) national insurance contributions that the Employer is liable to account for (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and the Company and the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Units, including the grant of the Stock Units, the vesting of the Stock Units, the subsequent sale of any Shares delivered in settlement of the Stock Units and the receipt of any dividends or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Employee’s liability for Tax-Related Items.
To the extent that the Company or the Employer is required to withhold any Tax-Related Items in connection with the vesting or settlement of the Stock Units or any other payment or vesting event under this Agreement (the “Withholding Tax Obligation”), and the amounts available to the Company for such withholding are insufficient, the Employee agrees that it shall be a condition to the receipt of such payment or the realization of such benefit that the Employee make arrangements satisfactory to the Company for payment of the Withholding Tax Obligation. If the Employee’s benefit is to be received in the form of Shares, then, unless otherwise determined by the Committee, the Employee agrees that the Company will withhold a number of Shares with an aggregate Fair Market Value equal to the amount required to satisfy the Withholding Tax Obligation, in which case the Employee will be taken to have foregone the right to receive the number of Shares so withheld in order to make good the amount due from the Employee in respect of such Withholding Tax Obligation.
If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Company, the Employer or another subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this grant of Stock Units, the Employee expressly consents to the withholding of Shares as provided for hereunder. All other Tax-

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Related Items related to the Stock Units and any Shares delivered in settlement thereof are the Employee’s sole responsibility.
The Employee hereby agrees that, together with the Employer, the Employee shall, in respect of the Shares to be delivered to the Employee on the vesting of the Stock Units awarded under this Agreement, enter into a joint election under Section 431(1) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 in accordance with Sections 431(4) and (5) of the said Act and the Employee hereby further agrees that the Employee will deliver the said election, duly signed, to the Company, failing which the grant of the said Stock Units by the Company shall be void and of no effect.”
Termination Indemnities. Section 9(j) of the Agreement is hereby amended and replaced in its entirety to read as follows:
“(j)    Termination Indemnities. The value of this Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, this Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments, except as otherwise required by law. The Employee’s participation in the Plan is a matter entirely separate from any pension right or term or condition of employment and participation in the Plan shall in no respect affect the Employee’s pension rights or terms or conditions of employment and, in particular (but without limitation), upon a Termination of Employment, the Employee shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which the Employee might otherwise have had, whether such compensation is claimed by way of damages from wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise, except as otherwise required by law.”
Notifications
Data Privacy. Please consult the notice addressing the UK General Data Protection Regulation, which is attached hereto as Addendum 1 and which replaces Section 9(q) of the Agreement.

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ADDENDUM 1
Data Privacy Notice for Participants in the European Union and the United Kingdom
PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”)
Dear Participant:
The EU General Data Protection Regulation (the “EU GDPR”) came into force on 25 May 2018. The United Kingdom’s implementation of the EU GDPR (the “UK GDPR”) applies following the United Kingdom’s withdrawal from the European Union (the UK GDPR, collectively with the EU GDPR, the “GDPR”). For the purposes of the GDPR, PHINIA Inc. (the “Company”) wants to make European Economic Area- and United Kingdom-based participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.
This document constitutes a Notice under the GDPR. Copies of this Notice are also available for viewing online on the Fidelity web portal or by request using the contact details set out below.
This communication supplements information relating to the use of your Data set out in the relevant agreement, or agreements, including any addenda, issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.
The term “Data” as used in this Notice includes your name, home address, email address, telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, cancelled, purchased, exercised, vested, unvested or outstanding).
Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 3000 University Drive, Auburn Hill, Michigan 48326.
Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan and to comply with all related legal obligations.
Legitimate Interests: The Company holds the Data for the legitimate interests of permitting participants to participate in the Plan, including implementing, administering and maintaining the Plan and each participant’s participation in the Plan and complying with related legal obligations.
International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if your Data is processed by the Company in the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Economic Area or the United Kingdom to the United States. You should be aware that the

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United States may have different data privacy laws and protections than the data privacy laws in place in the European Economic Area and the United Kingdom.
Retention Period: Records relating to the Plan which contain Data are kept for the period required by law. This may be on an indefinite basis, as these Records are part of the statutory records of the Company.
Other Recipients: To fulfil its obligations under the Agreements, the Company may share Data with its subsidiary companies that employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements. Data may also be shared with the Company’s information technology and human resources service providers, with its legal and professional advisors and with governmental, including taxation, authorities in the United States or other jurisdictions.
These recipients of Data may process the Data as processors (when processing the Data on behalf and upon instructions of the Company), or as distinct controllers (when processing the Data for their own purposes, such as fulfilling their own obligations).
Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant’s request), the right to object to, and/or the right to request the limitation of, the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it and to have the Data processed by the Company restricted. You must understand, however, that that the processing of the Data is necessary for the performance of the Plan and that if you do not provide your Data, or raise any such objection or request, it may affect your ability to participate in the Plan. For more information on the exercise of the above rights and in particular the consequences of a potential request for erasure or objection, please contact the Company using the contact details below.
You also have the right to lodge a complaint with the competent data protection supervisory authority of the EU Member State in which you are resident or with the Information Commissioner if you are a resident of the United Kingdom.
Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply appropriate technical and organizational measures to prevent the unlawful processing and/or the accidental loss or destruction of the Data.
Contact: If you have any questions concerning the processing of your Data or the terms of this Notice, you should contact Aaron Prince, VP Total Rewards, by using the following email address: aprince@phinia.com.

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